Exhibit 10.3

FIFTH SUPPLEMENTAL INDENTURE

dated as of July 13, 2018

between

THE MCCLATCHY COMPANY,

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

as Trustee

7.15% Debentures due November 1, 2027
6.875% Debentures due March 15, 2029

[Signature Page to Fifth Supplemental Indenture]

THIS FIFTH SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), is entered into as of July 13, 2018, between THE MCCLATCHY COMPANY, a Delaware corporation (the “Company”), and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee (in such capacity, the “Trustee”).

RECITALS

WHEREAS, reference is hereby made to the Indenture, dated as of November 4, 1997  (as amended by the First Supplemental Indenture, dated as of June 1, 2001, the Second Supplemental Indenture, dated as of November 1, 2004, the Third Supplemental Indenture, dated as of August 16, 2005, and the Fourth Supplemental Indenture, dated as of June 27, 2006, the “Indenture”), relating to the Company’s 7.15% Debentures due November 1, 2027 (the “2027 Debentures”) and 6.875% Debentures due March 15, 2029  (the “2029 Debentures” and together with the 2027 Debentures, the “Debentures”);

WHEREAS, the Company plans to refinance its existing indebtedness through, among other things, the issuance of senior secured notes, the entry into and funding of a term loan, and the entry into and funding of an asset-based loan in order to extend the maturity of its existing indebtedness (the “Refinancing”);

WHEREAS, in order to facilitate the transactions contemplated by the Refinancing, the holders of the Debentures have agreed to remove certain restrictive covenants;

WHEREAS, pursuant to Section 104 and Section 902 of the Indenture, with the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities of the applicable series, the Trustee and the Company may enter into a supplement to the Indenture for the purpose of, among other things, changing in any manner or eliminating any of the provisions of the Indenture, subject to clause (1) through (3) of Section 9.02;

WHEREAS, the Company has received the consent of the requisite Holders to the matters covered by this Supplemental Indenture and the Company has requested that the Trustee enter into this Supplemental Indenture;

WHEREAS, in connection with the foregoing, the Company has delivered to the Trustee an Officers’ Certificate, Board Resolutions and an Opinion of Counsel as required by the Indenture;

WHEREAS, in connection with the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Trustee desire to execute this Supplemental Indenture that complies with Section 902 of the Indenture.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and intending to be legally bound, the parties hereto hereby agree as follows:

ARTICLE 1
RELATION TO INDENTURE; DEFINITIONS

SECTION 1.1          Relation to Indenture.  This Supplemental Indenture constitutes an integral part of the Indenture.  In the event of inconsistencies between the Indenture and this Supplemental Indenture, the terms of this Supplemental Indenture shall govern.

SECTION 1.2          Certain Definitions.  Capitalized terms used herein and not otherwise defined herein are used as defined in the Indenture.

ARTICLE 2
TERMINATION AND RELEASE

SECTION 2.1          Amendments to Indenture.

Section 1007 of the Indenture is hereby amended and restated in its entirety as follows:

“Section 1007.  Reserved.”

Section 1008 of the Indenture is hereby amended and restated in its entirety as follows:

“Section 1008.  Reserved.”

ARTICLE 3
MISCELLANEOUS

SECTION 3.1          Notices.  All notices shall be made in accordance with Sections 105 and 106 of the Indenture.

SECTION 3.2          Separability Clause.  In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 3.3          GOVERNING LAW.  THIS SUPPLEMENTAL INDENTURE, TOGETHER WITH THE INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

SECTION 3.4          Waiver of Jury Trial.  The Company and the Trustee hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the Indenture, as supplemented by this Supplemental Indenture.

SECTION 3.5          No Recourse Against Others.  An incorporator, director, officer, employee, stockholder or controlling person, as such, of the Company shall not have any liability for any obligations of the Company under the Debentures or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Debenture, each Holder shall waive and release all such liability.  The waiver and release shall be part of the consideration for the issue of the Debentures.

SECTION 3.6          Successors.  All agreements of the Company in the Indenture, as supplemented by this Supplemental Indenture, and the Debentures shall bind their respective successors.  All agreements of the Trustee in the Indenture, as supplemented by this Supplemental Indenture, shall bind its successors.

SECTION 3.7          Counterparts.  This Supplemental Indenture may be executed in any number of counterparts, each of which shall be original; but such counterparts shall together constitute but one and the same instrument.

SECTION 3.8          Ratification.  The Indenture, as supplemented and amended by this Supplemental Indenture, is in all respects hereby ratified and confirmed.

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SECTION 3.9          Trustee Disclaimer.  The Trustee shall not be responsible for the validity or sufficiency of this Supplemental Indenture or for the recitals contained herein.

[Signature pages follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the day and year first above written.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., not in its individual capacity, but solely as Trustee

By:	/s/ R. Tarnas
Name: R. Tarnas
Title: Vice President

[Signature Page to Fifth Supplemental Indenture]

The Company
THE MCCLATCHY COMPANY

By:	/s/ Elaine Lintecum
Name: Elaine Lintecum
Title: Chief Financial Officer

[Signature Page to Fifth Supplemental Indenture]